Exhibit 4.7
WARRANT AGENT AGREEMENT

This Warrant Agent Agreement (the “Warrant Agent Agreement”) made as of February         , 2021, is between Cresud Sociedad Anónima Comercial Inmobiliaria Financiera y Agropecuaria (“Cresud”), an Argentine company, (the “Company”), an Argentine company, and Computershare, Inc., as warrant agent (the “Warrant Agent”).

WHEREAS, the Company has determined to issue and deliver to shareholders, among other securities, warrants (the “Warrants”) to purchase up to an aggregate of 90,000,000 shares of common stock of the Company (the “Warrant Shares”), pursuant to a registered offering by the Company of rights to subscribe for new common shares and receive warrants, as set forth in registration statements on Form F-3 filed with the Securities and Exchange Commission on January 5, 2021 and February        , 2021 (the “Registration Statements”). Each Warrant evidences the right of the holder thereof to purchase, for an exercise price to be determined, one Warrant Share, as subject to adjustment as described below and in the Warrant Certificate (the “Exercise Price”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant Agent Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent

. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agent Agreement (and no implied terms or conditions).

2. Warrants

2.1 Form of Warrant. Each Warrant shall be (a) issued in book-entry form and evidenced by a global warrant certificate, substantially in the form of Exhibit A hereto (including the DTC legend hereon) or(b) in registered form as non-global definitive warrant certificates, in substantially the form of Exhibit A attached hereto (but excluding the DTC legend hereon), the provisions of which are incorporated herein, and signed by, or bear the facsimile or .pdf signature of, any two of the Chief Executive Officer, Chief Financial Officer of the Company and such other officers of the Company as the Company may designate (each an “Authorized Signatory” and, collectively, the “Authorized Signatories”). In the event the person whose facsimile or .pdf signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance. All of the Warrants shall initially be represented by one or more book-entry positions and evidenced by a global warrant certificate (the “Global Book-Entry Warrant”). In the event of any conflict between the terms of the Warrant, in the form of Exhibit A attached hereto, and the terms of this Warrant Agency Agreement, the terms of the Warrant shall control; provided, that, with respect to the powers, rights, duties, obligations and immunities of the Warrant Agent, this Warrant Agency Agreement shall govern and control.

2.2 Registration.

2.2.1 Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of the original issuance and registration of transfers of the Warrants. Upon the initial issuance of the Warrants, at the Company’s written request, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with the written instructions delivered to the Warrant Agent by the Company. To the extent the Warrants are DTC eligible as of the date of issuance (the “Issuance Date”), all of the Warrants shall be represented by one Global Book-Entry Warrant deposited with the Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. Ownership of beneficial interests in the Book-Entry Warrant shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for the Book Entry Warrant; (ii) by institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that represent such direct registration. If the Warrants are not DTC Eligible as of the Issuance Date or the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent in writing regarding making other arrangements for book-entry settlement within ten (10) days after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) days or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive certificates in physical form evidencing such Warrants in substantially the form annexed hereto as Exhibit A (but excluding the DTC legend thereon).

2.2.2 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered in the Warrant Register (“Registered Holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate (as defined below) made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant is recorded in the records maintained by the Depository or its nominee shall be deemed the “beneficial owner” thereof.

2.2.3 Notwithstanding anything contained herein, a Registered Holder or if the Book Entry Warrants are deposited with the Depositary, the beneficial owner, has the right, upon written notice to the Warrant Agent (in form and substance acceptable to the Warrant Agent), to request a physical warrant certificate in substantially the form of Exhibit A, attached hereto, for the same number of Warrants as are registered in the name of such Registered Holder or beneficial owner, as applicable, in the records maintained by the Warrant Agent (a “Warrant Certificate”). Such Warrant Certificate shall be dated the original issue date of the Warrants and shall be executed by an Authorized Signatory. The Warrant Agent shall deliver the Warrant Certificate to the Registered Holder as promptly as practicable. To the extent that the Company requests that the Warrant Agent delivers a Warrant Certificate to a Registered Holder or beneficial owner, as applicable, prior to the closing date of the transactions under the Registration Statements, then the Warrant Agent shall deliver such Warrant Certificate as promptly as practicable following the receipt of such request.

2.3 Registration of Transfers and Exchanges.

2.3.1 Transfer and Exchange of Warrant Certificates. When Warrant Certificates are presented to the Warrant Agent with a request: (i) to register the transfer of the Warrant Certificates; or (ii) to exchange such Warrant Certificates for an equal number of Warrant Certificates of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Agreement as set forth in this Section 2.3 for such transactions are met; provided, however, that the Warrant Certificates presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in the form of Exhibit B hereto and satisfactory to the Company, duly executed by the Holder thereof or by his attorney, duly authorized in writing, accompanied by a signature guarantee and such other documentation as the Warrant Agent may reasonably request.

2.3.2 Restrictions on Transfer of a Definitive Warrant for a Beneficial Interest in a Global Book-Entry Warrant. A Definitive Warrant may not be exchanged for a beneficial interest in a Global Book-Entry Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by the instrument of transfer, attached hereto as Exhibit B in form satisfactory to the Company, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Book-Entry Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Book-Entry Warrant, the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Book-Entry Warrant to be increased accordingly. If no Global Book-Entry Warrant is then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Book-Entry Warrant in the appropriate amount.

2.3.3 Transfer and Exchange of Global Book-Entry Warrants. The transfer and exchange of Global Book-Entry Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

2.3.4 Transfer of a Beneficial Interest in a Global Book-Entry Warrant for a Definitive Warrant.

(a) Any Person having a beneficial interest in a Global Book-Entry Warrant may upon written request exchange such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Book-Entry Warrant and upon receipt by the Warrant Agent of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions, the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Book-Entry Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of a countersignature order in the form of an Officers’ Certificate, the Warrant Agent will authenticate and deliver to the transferee a Definitive Warrant.

(b) Warrant Certificates issued in exchange for a beneficial interest in a Global Book-Entry Warrant pursuant to this Section 2.3.4(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall make available such Warrant Certificates to the Persons in whose names such Warrants are so registered.

2.3.5 Restrictions on Transfer and Exchange of Global Book-Entry Warrants. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 2.3.6), a Global Book-Entry Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

2.3.6 Countersignature of Warrant Certificates in Absence of Depositary. If at any time:

(a) the Depositary for the Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Book-Entry Warrant and a successor Depositary for the Global Book-Entry Warrant is not appointed by the Company within 90 days after delivery of such notice; or

(b) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Warrant Certificates in place of the Global Book-Entry Warrant under this Agreement;

then the Company will execute, and the Warrant Agent, upon receipt of an Officers’ Certificate requesting the countersignature and delivery of Warrant Certificates, will authenticate and deliver Warrant Certificates, in an aggregate number equal to the aggregate number of Warrants represented by the Global Book-Entry Warrant, in exchange for such Global Book-Entry Warrant.

2.3.7 Cancellation and/or Adjustment of a Global Book-Entry Warrant. At such time as all beneficial interests in a Global Book-Entry Warrant have either been exchanged for Warrant Certificates, redeemed, repurchased or cancelled, such Global Book-Entry Warrant shall be returned to or retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Book-Entry Warrant is exchanged for Warrant Certificates, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Book-Entry Warrant shall be reduced and an endorsement shall be made on such Global Book-Entry Warrant, by the Warrant Agent to reflect such reduction.

2.3.8 Obligations with Respect to Transfers and Exchanges of Warrant Certificates.

(a) To permit registrations of transfers and exchanges, the Company shall deliver to the Warrant Agent, upon execution of this Agreement and from time to time thereafter, sufficient inventory of executed Warrant Certificates and Global Book-Entry Warrants.

(b) All Warrant Certificates and Global Book-Entry Warrants issued upon any registration, transfer or exchange of Warrant Certificates or Global Book-Entry Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrant Certificates or Global Book-Entry Warrants surrendered upon the registration of transfer or exchange.

(c) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

2.3.9 General. The Warrant Agent shall be under no duty to monitor compliance with any federal, state or other securities laws.

3. Exercise of Warrants

. Subject to the provisions of the Warrants and this Warrant Agent Agreement, a Warrant may be exercised by the Registered Holder thereof by delivering to the office of the Warrant Agent, or at the office of its successor as Warrant Agent, the Warrant, the notice of exercise, as set forth in the Warrant, duly executed and properly completed, and by paying in full, in lawful money of the United States by wire transfer to the Warrant Agent (or, if available, pursuant to the cashless exercise feature as set forth in such Warrant, all cashless exercises should be directed to the Company for calculation of the applicable number of Warrant Shares issuable upon such cashless exercise and upon completion of such calculation by the Company, the Company shall provide the Warrant Agent with written issuance instructions), the Exercise Price for each full Warrant Share as to which the Warrant is exercised and the issuance of the Warrant Shares by the Warrant Agent as set forth in the applicable Warrant. In no event shall the Registered Holder of any Warrant be entitled to “net cash settle” the Warrant. The Warrant Agent will transmit to the Company the funds received from the Registered Holders for the exercise of the Warrants by the 5th business day of the month following the acceptance of such funds. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required; provided, however, that in the case of Notice of Exercise that involves transfer of ownership, (for purposes of clarity, transfer of ownership shall not include issuance of Warrant Shares to Registered Holder of the Warrants), or change in the name of the registered holder, the Warrant Agent may reasonably request such other documentations to accompany the Notice of Exercise, including a medallion guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”). If payment in U.S. dollars as provided in this Section 3 is legally prevented in Argentina, Registered Holders of Warrants will be entitled to pay the Exercise Price directly to the Company, in Argentine Pesos in an amount equal to the Argentine Peso equivalent of the U.S. dollar Exercise Price of the Warrants determined on the Blue Chip Swap Rate on the business day preceding the payment date of the Exercise Price of the Warrants. For purposes of this agreement, “Blue Chip Swap Rate” shall mean the implied exchange rate between Pesos and U.S. dollars that results from dividing the closing price of the Company’s common shares on the Buenos Aires Stock Exchange as of a certain date by the closing price of the Company’s ADSs on Nasdaq as of that same date, further divided by ten. The Warrant Agent shall have no liability or responsibility with respect to the determination of the exchange rate for the Exercise Price payable in Argentine Pesos or whether any such amounts have been paid.

4. Concerning the Warrant Agent and Other Matters

4.1 Payment of Taxes. The Company will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Warrant Agent Agreement or any Warrant Certificate that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

4.2 Resignation, Consolidation, or Merger of Warrant Agent.

4.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties, and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company. In the event any transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Warrant Agent Agreement as of the effective date of such termination. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint, in writing, a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation or other entity organized and existing under the laws of the State of New York, in good standing and have its principal office in the Borough of Manhattan, City and State of New York, and be authorized under such laws to exercise corporate trust power and subject to supervision or examination by federal or state authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but, if for any reason it becomes· necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company and without assumption of any additional liability in connection therewith, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

4.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Warrant Shares not later than the effective date of any such appointment.

4.2.3 Merger or Consolidation of Warrant Agent. Any corporation or other entity into which the Warrant Agent may be merged or with which it may be consolidated or any corporation or other entity resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agent Agreement without any further act on the part of the Company or the Warrant Agent. The purchase of all or substantially all of the Warrant Agent’s assets employed in the performance of the corporate trust or transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 4.2.3.

4.3 Fees and Expenses of Warrant Agent.

4.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder in accordance with a mutually agreed upon fee schedule and will reimburse the Warrant Agent upon demand for all of its reasonable and documented expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Warrant Agent Agreement and the exercise and performance of its duties hereunder.

4.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agent Agreement.

4.4 Liability of Warrant Agent.

4.4.1 Reliance on Company Statement. Whenever, in the performance of its duties under this Warrant Agent Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by an Authorized Signatory, and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered by it pursuant to the provisions of this Warrant Agent Agreement. From time to time, Company may provide Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time Warrant Agent may apply to any officer of Company for instruction, and may consult with legal counsel for Warrant Agent or Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken or omitted by Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company.

4.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith (each as determined by a court of competent jurisdiction in final and non-appealable decision). The Company agrees to indemnify the Warrant Agent and save it harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith (each as determined by a court of competent jurisdiction in a final and non-appealable decision). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

4.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agent Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agency Agreement or in the Warrant (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agent Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the adjustment provisions contained in the Warrants or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Warrant Agent Agreement or any Warrant or as to whether any Warrant Shares will, when issued, be valid, fully paid and nonassessable.

4.4.4 Limitation of Liability. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Warrant Agent Agreement with respect to, arising from, or arising in connection with this Warrant Agent Agreement, or from all services provided or omitted to be provided under this Warrant Agent Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought. Neither party to this Warrant Agent Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Warrant Agent Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

4.5 Rights and Duties of Warrant Agent.

4.5.1 Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in accordance with such opinion or advice.

4.5.2 No Duty of Demand. The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

4.5.3 Freedom to Trade in Company Securities. Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agent Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

4.5.4 Reliance on Attorneys and Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

4.5.5 Company Instructions. The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder.

4.5.6 No Risk of Own Funds. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

4.5.7 Bank Accounts. All funds received by Computershare under this Warrant Agent Agreement that are to be distributed or applied by Computershare in the performance of Services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Warrant Agent Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding US$1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other part.

4.6 Opinion of Counsel. The Company shall provide an opinion of counsel reasonably satisfactory to the Warrant Agent prior to the effective date of this Warrant Agent Agreement to set up a reserve of Warrants and related Warrant Shares. The opinion of counsel shall state that all Warrants or Warrant Shares, as applicable, are: (1) registered under the Securities Act of 1933, as amended, or are exempt from such registration; and (2) validly issued, fully paid and non-assessable.

4.7 Acceptance of Agency. The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

4.8 Survival. The provisions of Section 4.3, Section 4.4, Section 4.5 and Section 4.6 shall survive the expiration of the Warrants, the termination of this Warrant Agent Agreement and the resignation, replacement or removal of the Warrant Agent.

5. Adjustment of Exercise Price and Number of Warrant Shares Issuable

. If any corporate restructuring or action regarding the Company’s Common Stock is approved other than those mentioned in this Section 5 and which may have an impact on or represent a reduction of rights to the Holders of the Warrants, the Company will use its best efforts to negotiate with the Holders of the Warrants to set forth new exercise conditions, seeking to preserve the rights originally granted to the Warrants, their economic and corporate value, the amount of underlying shares and their Exercise Price. The Company shall promptly prepare a certificate setting forth such any adjustment in the Exercise Price and a brief, reasonably detailed statement of the facts and computations accounting for such adjustment, and promptly file with the Warrant Agent, a copy of such certificate. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, such adjustment unless and until it shall have received such certificate. The number and kind of shares purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

5.1 Stock Splits, Combinations, etc. In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its Capital Stock (whether shares of Common Stock or of Capital Stock of any other class), (B) subdivide its outstanding shares of Common Stock or (C) combine its outstanding shares of Common Stock into a smaller number of shares, then (i) the number of shares of Capital Stock purchasable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto, and (ii) the Exercise Price in effect immediately prior to such action, shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of Capital Stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of Capital Stock.

5.2 Reclassification, Combinations, Mergers, etc. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than as set forth in paragraph (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other Capital Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination)) or in case of any sale or conveyance to another corporation of all or substantially all of the assets of the Company, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation, as the case may be, shall forthwith make lawful and adequate provision whereby the Holder of such Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and enter into a supplemental warrant agreement so providing. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. If the issuer of securities deliverable upon exercise of Warrants under the supplemental warrant agreement is an Affiliate of the formed, surviving or transferee corporation, that issuer shall join in the supplemental warrant agreement. The above provisions of this paragraph (b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which a Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 5. For purposes of this Section 5.2 “shares of stock and other securities” of a successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any Warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 5.2 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

5.3 Issuance of Options or Convertible Securities. In the event the Company shall, at any time or from time to time after the date hereof, issue, sell, distribute or otherwise grant in any manner (including by assumption) to all holders of the Common Stock any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (any such rights, warrants or options being herein called “Options” and any such convertible or exchangeable stock or securities being herein called “Convertible Securities”) or any Convertible Securities (other than upon exercise of any Option), whether or not such Options or the rights to convert or exchange such Convertible Securities are immediately exercisable, and the price per share at which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the issuance, sale, distribution or granting of such Options or any such Convertible Security, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options or upon conversion or exchange of all such Convertible Securities, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of all such Convertible Securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options) shall be less than the Current Market Price per share of Common Stock (determined pursuant to Section 5.7) on the record date for the issuance, sale, distribution or granting of such Options (any such event being herein called a “Distribution”) then, effective upon such Distribution, the Exercise Price shall be reduced to the price (calculated to the nearest 1/1,000 of one cent) determined by multiplying the Exercise Price in effect immediately prior to such Distribution by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately prior to such Distribution multiplied by the Current Market Price per share of Common Stock on the date of such Distribution plus (ii) the consideration, if any, received by the Company upon such Distribution, and the denominator of which shall be the product of (A) the total number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after such Distribution multiplied by (B) the Current Market Price per share of Common Stock on the record date for such Distribution. For purposes of the foregoing, the total maximum number of shares of Common Stock issuable upon exercise of all such Options or upon conversion or exchange of all such Convertible Securities or upon the conversion or exchange of the total maximum amount of the Convertible Securities issuable upon the exercise of all such Options shall be deemed to have been issued as of the date of such Distribution and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration therefor such price per share, determined as provided above. Except as provided in paragraphs (k) and (l) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of the Convertible Securities or upon the conversion or exchange of the Convertible Securities issuable upon the exercise of such Options.

5.4 Dividends and Distributions. In the event the Company shall, at any time or from time to time after the date hereof, distribute to all the holders of Common Stock any dividend as provided for under section 234 of the Argentine Corporation Law, in cash or other distribution of cash, evidences of its indebtedness, other securities or other properties or assets (in each case other than (i) dividends payable in Common Stock, Options or Convertible Securities and (ii) any cash dividend from current or retained earnings), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, that exceeds 3% of the Current Market Price (as defined in Section 5.7), then (A) the Exercise Price shall be decreased to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the record date for such distribution less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the then fair market value (as determined in good faith by the Board of Directors of the Company) per share of Common Stock outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, of such distribution consisting of evidences of indebtedness, other securities, properties, assets, options, warrants or subscription or purchase rights, and the denominator of which shall be such Current Market Price per share of Common Stock and (B) the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock so purchasable immediately prior to the record date for such distribution by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment required by clause (A) of this sentence and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The adjustments required by this paragraph shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution.

5.5 Self-Tenders. In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Company or any subsidiary of the Company for all or any portion of the Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the first reported sales price per share of Common Stock on the trading day next succeeding the Expiration Time, the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the first reported sales price of the Common Stock on the trading day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the first reported sales price of the Common Stock on the trading day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

5.6 Issuance of Additional Shares of Common Stock. If at any time the Company shall (except as hereinafter provided) issue or sell any additional shares of Common Stock for consideration in an amount per additional share of Common Stock less than the Current Market Price, then the number of shares of Common Stock for which a Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such issue or sale by a fraction (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, and (2) the aggregate consideration received from the issuance or sale of the additional shares of Common Stock divided by the Current Market Price. For the purposes of this paragraph (f), the date as of which the Current Market Price per share of Common Stock shall be computed shall be the earlier of (a) the date on which the Company shall enter into a firm contract for the issuance of such additional shares of Common Stock or (b) the date of actual issuance of such additional shares of Common Stock. Notwithstanding the foregoing, no adjustment shall be made under this paragraph for issuances of shares of Common Stock (i) with respect to options issued under the Company’s stock options plans as currently in effect or (ii) upon exercise of the Warrants.

5.7 Current Market Price. For the purpose of any computation of Current Market Price under this Section 5, the Current Market Price per share of Common Stock at any date shall be the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination (as defined below) and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination; provided that in the case of a firm commitment underwritten public offering, the Current Market Price shall mean the closing price of the Common Stock on the day of the pricing of such offering. The term “Time of Determination” as used herein shall be the time and date of the earlier to occur of (A) the date as of which the Current Market Price is to be computed and (B) the last full trading day on such exchange or market before the commencement of “ex-dividend” trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph 5.1, 5.2, 5.3 or 5.4. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the Buenos Aires Stock Exchange (Bolsa de Comercio) or (2) if the Common Stock is not listed on the Buenos Aires Stock Exchange (Bolsa de Comercio) or a comparable system, selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the Current Market Price per share cannot be determined pursuant to the foregoing provisions of this paragraph (g), the Current Market Price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

5.8 Certain Distributions. If the Company shall pay a dividend or make any other distribution payable in Options or Convertible Securities, then, for purposes of paragraph (c) above, such Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

5.9 Consideration Received. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company in respect thereof shall be deemed to be the then fair market value of such consideration (as determined in good faith by the Board of Directors of the Company). If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration; provided, however, that if such Options have an exercise price equal to or greater than the Current Market Price of the Common Stock on the date of issuance of such Options, then such Options shall be deemed to have been issued for consideration equal to such exercise price.

5.10 Deferral of Certain Adjustments. No adjustment to the Exercise Price (including the related adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant) shall be required hereunder unless such adjustment, together with other adjustments carried forward as provided below, would result in an increase or decrease of at least two percent (2%) of the Exercise Price; provided that any adjustments which by reason of this paragraph (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for a change in the par value of the Common Stock. All calculations under this Section shall be made to the nearest 1/1,000 of one cent or to the nearest 1/1000th of a share, as the case may be.

5.11 Changes in Options and Convertible Securities. If the exercise price provided for in any Options referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) above, or the rate at which any Convertible Securities referred to in paragraph (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Section 7), the Exercise Price then in effect and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall forthwith be readjusted (effective only with respect to any exercise of any Warrant after such readjustment) to the Exercise Price and number of shares of Common Stock so purchasable that would then be in effect had the adjustment made upon the issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

5.12 Expiration of Options and Convertible Securities. If, at any time after any adjustment to the number of shares of Common Stock purchasable upon the exercise of each Warrant shall have been made pursuant to paragraph 5.3 or 5.11 above or this paragraph 5.12, any Options or Convertible Securities shall have expired unexercised, the number of such shares so purchasable shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock deemed to have been issued in connection with such Options or Convertible Securities were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or Convertible Securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, distribution or granting of all such Options or Convertible Securities, whether or not exercised; provided that no such readjustment shall have the effect of decreasing the number of such shares so purchasable by an amount (calculated by adjusting such decrease to account for all other adjustments made pursuant to this Section 5 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale, distribution or granting of such Options or Convertible Securities.

5.13 Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 5.

5.14 Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 5, then the number of shares of Common Stock or other stock for which a Warrant is exercisable and/or the Exercise Price shall be adjusted in such manner as may be equitable in the circumstances. If the Company shall at any time and from time to time issue or sell (i) any shares of any class of common stock other than Common Stock, (ii) any evidences of its indebtedness, shares of stock or other securities which are convertible into or exchangeable for such shares of common stock, with or without the payment of additional consideration in cash or property or (iii) any Warrants or other rights to subscribe for or purchase any such shares of common stock or any such evidences, shares of stock or other securities, then in each such case such issuance shall be deemed to be of, or in respect of, Common Stock for purposes of this Section 5; provided, however, that, without limiting the generality of the foregoing, if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, common stock other than Common Stock, including shares of non-voting common stock, then the number of shares of Common Stock for which a Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the aggregate number of shares of such common stock and of Common Stock which a record holder of the same number of shares of Common Stock for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event.

6. Notices of Changes in Warrant

. Upon every adjustment of the exercise price of a Warrant or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant exercise price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Warrant Agent shall be fully protected in relying upon such a notice and on any adjustment therein contained and shall not have any duty or liability with respect thereto and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

7. Reservation of Warrant Shares

. The Company shall at all times reserve and keep available a number of its authorized but unissued Warrant Shares that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agent Agreement.

8. Warrant Shares Registration Statement

. The Company agrees with and for the benefit of the Holders of Warrants that for a period of four years commencing on the first anniversary of the date of issuance of the Warrants, the Company will have registered (the “Warrant Shares Registration Statement”) or otherwise qualified all Warrant Shares pursuant to the provisions of the Securities Act, and the Company will file such amendments and/or supplements to any registration statement under the Securities Act covering the issuance of such Warrant Shares, and supplement and keep current any prospectus forming a part of such registration statement, as may be necessary to permit the Company to comply with the Securities Act and the rules and regulations thereunder, and to permit the Company to deliver to each Person exercising a Warrant a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act and otherwise comply therewith; and the Company will deliver such prospectus to each such Person. During such four-year period, the Company shall, upon the request of any Holder of Warrants that may be required pursuant to the Securities Act to deliver a prospectus in connection with any sale or other disposition of Warrant Shares, include within the plan of distribution section of the prospectus and in such other places in the prospectus as may be necessary, all information necessary under the Securities Act to enable such Holder to deliver such prospectus in connection with sales or other dispositions of such Warrant Shares, and the Company shall also take such action as may be necessary under the Securities Act with respect to the related registration statement to enable such Holder to effect such delivery in connection with such sale or other disposition. The Company further agrees to provide any Holder who during such period may be required to deliver a prospectus upon the sale or other disposition of such Warrant Shares, such number of copies of the prospectus as such Holder reasonably requests.

8.1 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Section 18 will be borne by the Company, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities laws; (iii) all expenses of printing (including printing certificates for the Warrant Shares and printing of prospectuses), messenger and delivery services; (iv) all fees and disbursements of counsel for the Company; (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance); and (vi) the Company’s internal expenses, the expenses of any annual or other audit and the fees and expenses of any Person, including special experts, retained by the Company.

9. Miscellaneous Provisions

9.1 Loss. Theft. Destruction or Mutilation of Warrant. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of the Warrants or any stock certificate relating to shares underlying the Warrants, and in case of loss theft or destruction, of indemnity or security reasonably satisfactory to them (including, posting a bond), and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. Upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Warrant Agent will deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

9.2 Successors. All the covenants and provisions of this Warrant Agent Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.3 Notices. Any notice, statement or demand authorized by this Warrant Agent Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be in writing and shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Name: Matias Gaivironsky / Leonardo Magliocco
Address: Carlos M. Della Paolera 261, 9th floor, City of Buenos Aires, Argentina
Phone +54 11 4323 7440
Fax
-
Email mgaivironsky@cresud.com.ar / lmagliocco@cresud.com.ar

Name: Matias Gaivironsky / Leonardo Magliocco
Address: Carlos M. Della Paolera 261, 9th floor, City of Buenos Aires, Argentina
Phone +54 11 4323 7440
Fax
-
Email mgaivironsky@irsa.com.ar / lmagliocco@irsa.com.ar

With a copy (for informational purposes only) to:

Simpson Thacher & Bartlett LLP
425 Lexington Ave
New York, NY 10017
Attn: Jaime Mercado
Phone: 212-455-2000
Fax: 212-455-2502
Email: jmercado@stblaw.com

Any notice) statement or demand authorized by this Warrant Agent Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be in writing and shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attention: Client Services

Any notice, statement or demand authorized to be given or made by the Warrant Agent or the Company to the holder of any Warrant shall be in writing and shall be delivered by hand or sent by first-class mail, postage prepaid or registered or certified mail or overnight courier service, addressed, at the last address set forth for such holder in the Warrant Register.

Any notice, sent pursuant to this Warrant Agent Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, if sent by registered or certified mail on the third business day after registration or certification thereof, and if sent by first class mail on the fifth business day after mailing.

9.4 Applicable Law. The validity, interpretation, and performance of this Warrant Agent Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agent Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.3 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

9.5 Examination of the Warrant Agent Agreement. A copy of this Warrant Agent Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his, her or its Warrant for inspection.

9.6 Counterparts; Signatures. This Warrant Agent Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Facsimile signatures (or .pdf copy via e-mail attachment) shall constitute original signatures for all purposes of this Warrant Agent Agreement.

9.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agent Agreement and shall not affect the interpretation thereof

9.8 Amendments. The Company and the Warrant Agent may amend this Warrant Agent Agreement by executing a Supplemental Agreement with the consent of the Holders of not fewer than a majority of the unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agent Agreement; provided however, that, without the consent of each of Registered Holders affected thereby, no such amendment may be made that changes the Warrants. Upon the delivery of a certificate from an Authorized Signatory which states that the proposed amendment is in compliance with the terms of this Section 7.8, the Warrant Agent shall execute such amendment. Notwithstanding anything in this Warrant Agent Agreement to the contrary, the Warrant Agent shall not be required to execute any amendment to this Warrant Agent Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Warrant Agent Agreement. No amendment to this Warrant Agent Agreement shall be effective unless duly executed by the Warrant Agent.

9.9 Severability. This Warrant Agent Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agent Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto shall use their reasonable best efforts to substitute a valid, legal and enforceable provision, which, insofar as practicable, implements the original purposes and intents of this Warrant Agent Agreement; provided, however, that if any excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

9.10 Persons Having Rights under this Warrant Agent Agreement. Nothing in this Warrant Agent Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders any right, remedy, or claim under or by reason of this Warrant Agent Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agent Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holder.

9.11 Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, epidemics, pandemics, war or civil unrest. This provision has no effect on the Company’s liability for the performance of its obligations under the Warrants.

IN WITNESS WHEREOF, this Warrant Agent Agreement has been duly executed by the parties hereto as of the day and year first above written.

Cresud Sociedad Anónima Comercial Inmobiliaria Financiera y Agropecuaria

By:
Name:	Title:

By:
Name:	Title:

Computershare Inc.

By:
Name:	Title:

By:
Name:	Title:

EXHIBIT A

Form of Warrant

THESE WARRANTS HAVE BEEN OFFERED AS PART OF A COMMON SHARE RIGHTS AND ADS RIGHTS OFFERING. EACH COMMON SHARE RIGHT ENTITLED ITS HOLDER TO SUBSCRIBE FOR 0.1794105273 NEW SHARES OF COMMON STOCK AND TO RECEIVE FREE OF CHARGE FOR EACH NEW COMMON SHARE THAT IT PURCHASED PURSUANT TO SUCH OFFER, ONE WARRANT TO PURCHASE ONE ADDITIONAL SHARES OF COMMON STOCK OF CRESUD SOCIEDAD ANÓNIMA COMERCIAL, INMOBILIARIA, FINANCIERA Y AGROPECUARIA (THE “COMPANY”). EACH ADS RIGHT ENTITLED ITS HOLDER TO SUBSCRIBE FOR 0.1794105273 NEW ADSs AND TO RECEIVE FREE OF CHARGE FOR EACH NEW ADS THAT IT PURCHASED PURSUANT TO SUCH OFFER, TEN WARRANTS, EACH OF WHICH ENTITLED SUCH HOLDER TO PURCHASE ONE ADDITIONAL SHARES OF COMMON STOCK OF THE COMPANY. EACH WARRANT IS INITIALLY EXERCISABLE TO PURCHASE SHARES OF COMMON STOCK OF THE COMPANY AT AN EXERCISE PRICE OF US$ [●] PER SHARE. THE WARRANTS ARE FREELY TRANSFERABLE AND WILL TRADE ON THE BUENOS AIRES STOCK EXCHANGE.

Unless and until it is exchanged in whole or in part for Warrants in certificated form, this Warrant may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP No.
No. 1  Warrants

Warrant Certificate

CRESUD SOCIEDAD ANÓNIMA COMERCIAL,

INMOBILIARIA, FINANCIERA Y AGROPECUARIA

This Warrant Certificate certifies that [Cede & Co.], or registered assigns, is the registered holder of [         ] warrants expiring [    ] (the “Warrants”) to purchase shares of Common Stock (the “Common Stock”) of Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria, an Argentine corporation (the “Company”).

Each Warrant entitles the registered holder, upon exercise during the period from and including [    ] (to the extent such dates are business days in New York City and in the City of Buenos Aires), and expiring on 5:00 p.m., New York City time on [    ], for such Warrant, to purchase from the Company (and the Company shall issue and sell to such holder of the Warrant) [    ] shares of Common Stock, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Warrants are freely transferable and will trade on the Buenos Aires Stock Exchange.

The Warrants will automatically expire on 5:00 p.m., New York City time on [    ].

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria has caused this Warrant Certificate to be signed by its Chief Administrative Officer and by an Attorney in Fact.

Dated:

CRESUD SOCIEDAD ANÓNIMA COMERCIAL, INMOBILIARIA, FINANCIERA Y AGROPECUARIA
By:
Name:
Title:

By:
Name:
Title:

Countersigned: [COMPUTERSHARE, INC.],as Warrant Agent
By:
Authorized Signature

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring [    ] (or such earlier date as specified in the Warrant Agreement) entitling the Holder on exercise to receive shares of Common Stock of the Company (the “Common Stock”), and are issued or to be issued pursuant to a Warrant Agreement dated as of [    ] (the “Warrant Agreement”), duly executed and delivered by the Company to [Computershare, Inc.], as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Warrant Agreement.

The Holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Warrant Agent on or before 5:00 p.m., New York City time, on the relevant exercise date. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and/or the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

The Warrant Agreement provides certain registration obligations of the Company with respect to the Common Stock issuable upon exercise of the Warrants.

Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in Person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

THE WARRANTS MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE WARRANT AGREEMENT. THE WARRANTS WILL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH WARRANT AGREEMENT.

(FORM OF ELECTION TO EXERCISE)

(To be executed upon exercise of Warrants during the Exercisability Period)

The undersigned hereby irrevocably elects to exercise _______ of the Warrants represented by this Warrant Certificate and purchase the whole number of Warrant Shares issuable upon the exercise of such Warrants and herewith tenders payment for such Warrant Shares in the amount of $________ in cash or by certified or official bank check, in accordance with the terms hereof.

The undersigned certifies that the Warrants elected to be exercised hereby are duly exercisable at this time in accordance with the terms of the Warrant Agreement pursuant to which they have been issued.

The undersigned requests that a certificate representing such Warrant Shares be registered in the name of ________________________ whose address is ____________________________ and that such certificate be delivered to _____________________ whose address is ____________________________.

Dated
Name of holder of Warrant Certificate:
(Please Print)
Tax Identification or Social Security Number:
Address:
Signature:
Note:
The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a Person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

Dated

Signature Guaranteed:

[FORM OF ASSIGNMENT]

For value received ______________ hereby sells, assigns and transfers unto _________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated
Signature:

Note:
The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL WARRANTS

The following increases or decreases in this Global Book-Entry Warrant have been made:
Date of Transfer or Exchange	Amount of decrease in Number of Warrants of this Global Book-Entry Warrant	Amount of increase in Number of Warrants of this Global Book-Entry Warrant	Number of Warrants of this Global Book-Entry Warrant following such decrease or increase	Signature of authorized officer of Warrant Agent

Exhibit B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF WARRANTS

Re: Warrants to Purchase Common Stock (the “Warrants”) of Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria
This Certificate relates to _______ Warrants held in* _______ book-entry or* _______ certificated form by _______________________ (the “Transferor”).

The Transferor:*

has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Book-Entry Warrant held by the Depositary a Warrant or Warrants in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Book-Entry Warrant (or the portion thereof indicated above); or

has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 2.8 of such Warrant Agreement.

(INSERT NAME OF TRANSFEROR)
By: